UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York

(Address of principal executive offices)

10019

(Zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of1934 (§240.12b-2 of this  chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 3.02 Unregistered Sale of Equity Securities

See Item 5.02 below.

Item 5.02 Compensatory Plan

Effective February 1, 2019, the Board of Directors adopted the 2019 Equity Incentive Plan (the “2019 Plan”). The awards per the 2019 Plan may be granted through February 1, 2029 to the Company’s employees, consultants, directors and non-employee directors. The maximum number of shares of our common stock that may be issued under the 2019 Plan is 1,500,000 shares, which amount will be (a) reduced by awards granted under the 2019 Plan, and (b) increased to the extent that awards granted under the 2019 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2019 Plan). No employee will be eligible to receive more than 500,000 shares of common stock in any calendar year under the 2019 Plan pursuant to the grant of awards.

In connection with the administration of our 2019 Plan, our Compensation Committee will:

•	determine which employees and other persons will be granted awards under our 2019 Plan;

•	grant the awards to those selected to participate;

•	determine the exercise price for options; and

•	prescribe any limitations, restrictions and conditions upon any awards, including the vesting conditions of awards.

Our Compensation Committee will: (i) interpret our 2019 Plan; and (ii) make all other determinations and take all other action that may be necessary or advisable to implement and administer our 2019 Plan. The 2019 Plan provides that in the event of a change of control event, the Compensation Committee or our Board of Directors shall have the discretion to determine whether and to what extent to accelerate the vesting, exercise or payment of an award.

In addition, our Board of Directors may amend our 2019 Plan at any time. However, without shareholder approval, our Plan may not be amended in a manner that would:

•	materially modify the requirements for eligibility for participation in the 2019 Plan;

•	materially increase the benefits to participants provided by the 2019 Plan; or

•	otherwise disqualify the 2019 Plan for an exemption under Rule 16b-3 promulgated under the Exchange Act.

Awards previously granted under the 2019 Plan may not be impaired or affected by any amendment of the 2019 Plan, without the consent of the affected grantees.

On February 1, 2019, options to purchase 1,250,000 shares of common stock were granted under the 2019 Plan to our executive officers and employees, with an exercise price of $0.281 per share, with the options vesting, over a period of one year from the date of grant, in 12 equal monthly increments commencing on the one month anniversary of the grant date and continuing for the 11 consecutive monthly anniversaries of the grant date thereafter. The options carry a ten year term and expire on February 1, 2029. The following officers and directors were granted options as follows, all in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended:

Jennifer Simpson	350,000 options
Barbra Keck	250,000 options
John Purpura	250,000 options
Each of Roger Stoll, William Rueckert, Simon Pedder and Marco Taglietti	100,000 options

Item 9.01 Exhibit

Exhibit 4.01      2019 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: February 7, 2019	By:	/s/ Jennifer Simpson
	Name:	Jennifer Simpson
	Title:	President and Chief Executive Officer